Exhibit 99.01
CONTACTS:

ROBERT R. FREEMAN	GLORIA LEE
INTERIM CHIEF FINANCIAL OFFICER	INVESTOR RELATIONS
SILICON IMAGE, INC.	SILICON IMAGE, INC.
PHONE: 408-616-4114	PHONE: 408-962-4282
FAX: 408-830-9531	FAX: 408-830-9531
SILICON IMAGE REPORTS RECORD REVENUES AND SIGNIFICANT INCREASE IN PRE-TAX INCOME FOR THE THIRD
QUARTER 2005
SUNNYVALE, Calif., October 25, 2005 — Silicon Image, Inc. (Nasdaq: SIMG), a leader in the secure distribution, presentation and storage of high definition content, today reported financial results for its third quarter ended September 30, 2005.
•	Revenue for the third quarter was at a record $56.0 million, an increase of 10.4% from $50.7 million in the second quarter of 2005 and an increase of 17.0% from $47.9 million in the third quarter of 2004.

•	Revenue from Consumer Electronics IC’s grew 23% from the prior quarter to $31 million

•	Licensing revenue increased 65% from the prior quarter to $5.6 million

•	IC bookings grew to a record of over $76 million

•	HDMI signed 49 new adopters to a total of over 290

•	Bill George, VP of Operations at On Semiconductor, joined the Silicon Image board of directors

•	Pre-tax income for the third quarter was $15.7 million, an increase of 47.0% from $10.7 million in the second quarter of 2005 and an increase of 90.8% from $8.2 million in the third quarter of 2004. Pre-tax income for the third quarter includes a stock compensation benefit of $1.4 million, as compared to a stock compensation expense of $1.3 million in the second quarter of 2005 and a stock compensation expense of $1.5 million in the third quarter of 2004.
During the quarter the Company determined that, based on favorable operating results in 2005, it may be appropriate to release a portion of the valuation allowance against certain deferred tax assets. As a result the Company is performing an analysis to determine the extent to which the allowance should be released. Because this analysis has not been completed, the Company has limited this release to a discussion of income before provision for income taxes.
Cash, cash equivalents and short- term investments, at the end of the third quarter was $134.1 million, an increase of $40.6 million from December 31, 2004.

“We continue to achieve record revenue, earnings, bookings, and growth in cash from operations as we enable digital content delivery systems in the home,” stated Steve Tirado, president and chief executive officer of Silicon Image.
“While our ongoing evaluation of the deferred tax allowance prevented us from reporting net income in this release, the fact that we are undertaking this task at this time is an affirmation of our continuing profitable performance and our confidence that we will be able to use this deferred tax asset to offset future income,” added Robert Freeman, interim chief financial officer.
The company will host a conference call at 2:00 p.m. Pacific time today to discuss its third quarter 2005 results and business outlook. The call will be broadcast over the Internet and can be accessed on the investor relation site located at www.siliconimage.com. To access the conference call, dial (719) 457-2625 and enter pass code 1471991. A replay of the conference call will be available until midnight (PT), November 3, 2005. To access the replay, dial (719) 457-0820 or (888) 203-1112, and enter pass code 1471991.
About Silicon Image
Headquartered in Sunnyvale, Calif., Silicon Image, Inc. is a leader in the secure distribution, presentation and storage of high-definition content. Silicon Image creates and drives industry standards for digital content delivery such as DVI, HDMI and SATA, leveraging strategic partnerships with global leaders in consumer electronics and personal computing. Silicon Image offers robust, high-bandwidth semiconductors in the global PC/display, consumer electronics and storage arenas based on its innovative digital interconnect technology and has become one of the top ten IP licensing vendors in the world. For more information on Silicon Image, visit www.siliconimage.com.
Safe Harbor Statement
This news release contains forward-looking information within the meaning of federal securities regulations. These forward-looking statements include statements related to future financial results and business outlook. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In particular, future demand in PC, display, consumer electronics and storage markets may differ from current expectations, adversely affecting expected future results for the company, new product introductions may not be timely or successful, and standards may not be adopted at the rates anticipated. In addition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Factors Affecting Future Results” included in the Form 10-Q for the quarter ended June 30, 2005, and Form 10-K for the year ended December 31, 2004 which are on file with the Securities and Exchange Commission. Silicon Image, Inc. assumes no obligation to update this forward-looking information.

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SILICON IMAGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (PRE-TAX GAAP BASIS)

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2005	2005	2004	2005	2004

Revenue:
Product	$50,443	$47,323	$41,474	$138,574	$110,350
Development, licensing and royalties	5,559	3,398	6,394	12,469	16,737

Total revenue	56,002	50,721	47,868	151,043	127,087

Cost and operating expenses:
Cost of product revenue (1)	20,868	20,987	18,204	57,360	50,414
Research and development (2)	12,309	11,903	12,180	32,334	45,223
Selling, general and administrative (3)	7,722	8,873	9,028	20,548	31,009
Amortization of intangible assets	274	274	357	822	1,070

Total cost and operating expenses	41,173	42,037	39,769	111,064	127,716

Income (loss) from operations	14,829	8,684	8,099	39,979	(629)
Interest income and other, net	908	641	211	2,166	399
Gain (loss) on investment security	—	1,382	(64)	1,263	926

Income before provision for income taxes	15,737	10,707	8,246	43,408	696

(1)	Includes stock compensation expense (benefit) of ($252K), $41K, ($110K), ($1,408K) and $1,890K for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004 and the nine months ended September 30, 2005 and September 30, 2004, respectively.

(2)	Includes stock compensation expense (benefit) of ($655K), $747K, $595K, ($4,345K) and $11,584K for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004 and the nine months ended September 30, 2005 and September 30, 2004, respectively.

(3)	Includes stock compensation expense (benefit) of ($540K), $514K, $1,042K, ($3,719K) and $9,253K for the three months ended September 30, 2005, June 30, 2005 and September 30, 2004 and the nine months ended September 30, 2005 and September 30, 2004, respectively.

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SILICON IMAGE, INC.
RECONCILIATION OF PRE-TAX GAAP INCOME TO PRE-TAX NON-GAAP INCOME

	Three Months Ended			Nine Months Ended
	(unaudited)			(unaudited)
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands)	2005	2005	2004	2005	2004

Pre-Tax GAAP income	$15,737	$10,707	$8,246	$43,408	$696

Non-GAAP adjustments:
Stock compensation expense (benefit) (1)	(1,447)	1,302	1,527	(9,472)	22,727
Amortization of intangible assets (2)	274	274	357	822	1,070
Loss (gain) on investment security (3)	—	(1,382)	64	(1,263)	(926)

Pre-Tax Non-GAAP income	$14,564	$10,901	$10,194	$33,495	$23,567

(1)	This adjustment represents expense (benefit) associated with stock option modifications, including repricings, and certain stock options issued to employees of acquired companies and to non-employees in exchange for services. Stock-based compensation expense (benefit) fluctuates based in large part on changes in our stock price. Management excludes this expense (benefit) when reviewing our cost of revenue and operating expenses because it fluctuates based on factors that are out of our control and are unrelated to our on-going business operations, and because it does not consider this expense (benefit) to be relevant to an assessment of our on-going operations.

(2)	This adjustment represents expenses for the amortization of intangible assets recorded in connection with our acquisitions. These on-going expenses pertain to intangible assets that are not expected to be replaced when fully amortized, as might a depreciable tangible asset.

(3)	This gain (loss) relates to warrants and stock received by the company from a transaction involving the licensing of certain of our intellectual property. These gains or losses are infrequent and unusual, and reflect market and other conditions that are unrelated to our on-going business operations.

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